MODIFICATION AND EXTENSION AGREEMENT

         THIS MODIFICATION AND EXTENSION AGREEMENT is made and entered into as of April 30, 2000 between COVOL TECHNOLOGIES, INC., a Delaware corporation ("Covol") and CHEROKEE ASSOCIATES LLC, a Colorado limited liability company ("Cherokee").

                                    RECITALS

         A. Covol is a party to a Loan and Security Agreement dated as of June 12, 1998 (the "Security Agreement") in which Trans Pacific Stores, Ltd. ("TPS") appears as the "Lender", together with the related Secured Draw Down Promissory
Note in the original principal amount of $4 Million (the "Note"). The Security Agreement, the Note and the related Common Stock Purchase Warrants dated as of October 12, 1998 to purchase 100,000 shares of Covol common stock are sometimes referred to herein as the "Loan Documents". The Loan Documents have previously been modified by a Letter Amendment dated May 6, 1999.

         B. TPS has assigned all of its right, title and interest in the Loan Documents to Cherokee.

         C. As currently written, the principal balance of the Note is due and payable on April 30, 2000. Covol and Cherokee desire to modify the Loan Documents to provide for (i) the repayment of $2.0 Million of the principal balance of the Note through the issuance of Covol common stock, (ii) the extension of the maturity date of the remaining $1.0 Million principal balance of the Note, and (iii) certain other changes as set forth herein.

         NOW THEREFORE, in consideration of the premises, the covenants and condition contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to be legally bound as follows:

         1. Acknowledgment of Amounts Owed. Covol and Cherokee acknowledge and agree that as of April 30, 2000 the total amount owed by Covol pursuant to the Note and other Loan Documents is (i) the principal balance of $3.0 Million, plus
(ii) accrued interest for the month of April, 2000 in the amount of $34,520.55.

         2. Modification of Note. Section 2 of the Note is hereby modified to provide that (i) $2.0 Million of the principal balance shall be paid on the effective date of this Agreement through the issuance of Covol common stock as set forth in paragraph 4 below, (ii) the remaining $1.0 Million principal balance shall be due and payable, together with any accrued but unpaid interest, on April 30, 2001. Interest on the principal balance shall continue to bear interest at 14% per annum, payable monthly in arrears. This Agreement, together with the May 6, 1999 Letter Amendment referred to in the Recitals above, shall be affixed to the original Note.

         3.  Payment  of  Accrued  Interest.   Cherokee  agrees  that,  in  full
satisfaction of accrued

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interest  due  under  the Note  through  April  30,  2000,  Covol  shall pay (i)
$19,561.64 to TPS, representing interest accrued through April 17, 2000 and (ii) $14,958.91 to Cherokee. Such payments shall be by Covol check.

         4. Payment of Principal in Stock. Covol shall deliver to Cherokee, and Cherokee shall accept from Covol, 1,185,818 shares of Covol's restricted common stock, $.001 par value (the "Shares") in full payment and satisfaction of the $2.0 Million of principal due on April 30, 2000.

         5. Partial Release of Collateral. Cherokee hereby releases any and all interest it may have pursuant to the Security Agreement or the other Loan documents in and to the Promissory Note between Covol and Gerald M. Larson dated August, 1996 and referred to in paragraph 3.2 of the Security Agreement in the original principal amount of $5,000,000.00. Cherokee shall deliver, or cause to be delivered, to Covol the original of such Promissory Note, including the related Guaranty of Gerald M. Larson dated April 29, 1998, as soon as practicable after the effective date of this Agreement, but in any event no later than May 19, 2000.

         6. Consideration for Modification. As additional consideration for Cherokee's agreement to accept the Shares in payment of principal and modify the Note as set forth herein, Covol shall issue to Cherokee Common Stock Purchase Warrants (the "Warrants") entitling Cherokee to purchase up to 296,454 shares of Covol restricted common stock (the "Warrant Shares") at an exercise price of $2.10 per share. The Warrants will expire April 30, 2005. The Warrants will be in substantially the form attached hereto as Exhibit "A".

         7. Cherokee Representations and Warranties. Cherokee represents and warrants to Covol as follows:

                  a. Cherokee acknowledges receipt of the summary of risk factors (the "Risk Factors") attached as Exhibit "B" to this Agreement and has access to and has reviewed the publicly filed reports (the "Public Filings") of Covol listed on Exhibit "C" to this Agreement. Cherokee further acknowledges that it has read carefully and understands the Risk Factors and the Public Filings, and has had the opportunity to meet with officers of Covol to ask questions and, prior to its execution of this Agreement, was given full access to all information which Covol possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to Cherokee, and all such questions, if asked, have been answered satisfactorily and such documents, if examined, have been found to be fully satisfactory. Cherokee further acknowledges that, in making its investment decision, it is relying upon its own investment judgment and the Risk Factors and Public Filings. No other representations have been made to, or authorized to be made to, Cherokee. Cherokee agrees to keep confidential and not to disclose to third parties any non-public information concerning Covol that it receives in connection with the purchase of the Shares and Warrants.

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                  b. The Shares and Warrants are being  acquired by Cherokee for its own account,  for  investment  only and not  presently  with a view
         toward  resale  or   distribution  in  a  manner  which  would  require
         registration of such securities under the Securities Act of 1933 (the "Securities Act").

                  c. Cherokee is authorized and otherwise duly qualified to purchase and hold the Shares and Warrants. Cherokee certifies that all of its equity owners are "accredited investors" as defined in Rule 501 promulgated under the Securities Act. Upon request of Covol. Cherokee will provide a list of its equity owners and questionnaires or other proof of the accredited investor status of each. Cherokee was not formed for the specific purpose of acquiring the Note, Shares or Warrants.

                  d. Cherokee understands that the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act. Cherokee is fully aware of the restrictions on sale, transferability and assignment of the Shares, Warrants and Warrant Shares as set forth in this Agreement and the certificates of such securities, and that Cherokee must bear the economic risk of Cherokee's investment in Covol for an indefinite period of time because the offering has not been registered under the Securities Act, and, therefore, the securities cannot be offered or sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Cherokee further understands that the Shares, Warrants and Warrant Shares will bear an appropriate legend to this effect.

                  e. Cherokee is aware of the following:

                           i. The Shares, Warrants and Warrant Shares are speculative investments which involve a high degree of risk, including those risks outlined in Exhibit "B" and Exhibit "C"; and

                           ii. There are substantial restrictions on the transferability of the securities. The Shares, Warrants and Warrant
         Shares have not been, and except as set forth in this Agreement shareholders have no rights to require that such securities be, registered under the Securities Act and it may not be possible for Cherokee to liquidate Cherokee's investment in Covol. Cherokee further agrees to be responsible for compliance with all conditions on transfer imposed by any state blue sky or securities law.

                  f. Cherokee warrants and represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Covol and the Shares, Warrants and Warrant Shares, and that Cherokee is able to bear the economic risks of the investment for an indefinite period of time and at the present time could afford a complete loss of such investment.

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

                  g. Cherokee originally acquired the Note from TPS in a private transaction between related entities which did not involve any public offering, general advertising or general solicitation.

         8. Covol Representations and Warranties. Covol represents and warrants to Cherokee as follows:

                  a. Covol is a corporation duly incorporated and in good standing under the laws of the State of Delaware.

                  b. Covol's execution of this Agreement and the issuance of the Shares and Warrants have been duly authorized. The Shares will be, when issued as set forth herein, duly issued, fully paid and non-assessable. When the Warrants are exercised and the full exercise price paid as provided therein, the Warrant Shares issued on exercise of the Warrants will be duly issued, fully paid and non-assessable.

                  c. Covol has completed the sale of its Mountaineer synfuel facility. Except as set forth herein, there has not been a material adverse change to the business or financial condition of Covol since the date of the most recent Public Filing described on Exhibit "C".

         9. Registration Rights Under Securities Act.

                  a. Covol agrees to use its best reasonable efforts to file at its expense, no later than 15 days following the date hereof, a registration statement on Form S-3 including the Shares and Warrant Shares for resale. Covol will use its best reasonable efforts to cause such registration statement to become effective as soon as practicable, and will take all other reasonable action necessary under any Federal or state law or regulation of any governmental authority to permit all such Shares and Warrant Shares which it has included in such registration statement to be sold or otherwise disposed of, and will use its best reasonable efforts to maintain such compliance with each such Federal and state law and regulation of any governmental authority for the earlier of (A) twelve months from the date of effectiveness of such registration statement under the Securities Act and (B) the date upon which Cherokee has completed the sale or other disposition of all of the Shares. Covol may include securities being sold by other stockholders in such registration statement. Cherokee shall be responsible for the costs of any separate counsel retained by it and for any underwriting discounts or commissions incurred by it.

                  b. Cherokee shall promptly provide Covol with such information regarding Cherokee and Cherokee's plan of distribution as Covol may reasonably request in order to prepare the registration statement. Covol's obligation to obtain and maintain the effectiveness of any registration statement is conditioned on Covol's continued ability to

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         utilize Form S-3 (or any successor short form  registration  statement)
         for secondary  offerings.  If Covol determines in good faith that it is
         necessary  or  in  Covol's  best   interest  to  amend  any   effective
         registration statement, it shall so notify Cherokee and Cherokee shall suspend all sales under the registration statement until Covol has either amended the registration statement or notified Cherokee that sales can resume. The twelve month period referred to in paragraph 9.a shall be extended by any period for which sales were so suspended.

                  c. If Covol fails or is unable to file and obtain effectiveness of the Form S-3 registration statement as provided in paragraph described 9.a, Covol shall grant Cherokee, as Cherokee's sole and exclusive remedy, the piggy-back registration rights as provided in Exhibit "D" attached hereto, subject to the existing registration rights previously granted by Covol to other persons.

                  d. In connection with any registration statement including the Shares or Warrant Shares, Covol shall (i) furnish to Cherokee and any underwriter designated by Cherokee, such copies of the prospectus, including the preliminary prospectus, conforming to the Securities Act (and such other documents as Cherokee or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Shares or Warrant Shares, (ii) use its best reasonable efforts to register or qualify the Shares and Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as Cherokee and any appointed underwriter shall reasonably request and
         (iii) take such other actions as may be reasonably necessary or advisable to enable Cherokee and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which Cherokee shall have reasonably requested.

         10. Notice Addresses. For purposes of this Agreement and the Loan Documents, the notice address of Cherokee is 555 Zang St., Suite 300, Lakewood, Colorado 80228. Covol's notice address remains 3280 N. Frontage Road, Lehi, Utah 84043.

         11. Continued Validity. Except as modified herein and as necessary to reflect the assignment by TPS to Cherokee, the Loan Documents shall remain in full force and effect.

         12. Further Assurances. Covol and Cherokee hereby covenant and agree to execute and deliver, or cause to be executed and delivered, and to do or make, or cause to be done or made, upon the reasonable request of the other, any and all instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by such party for the purpose of effecting the modification described herein.

         13. Merger. This Agreement and the Loan Documents constitute the entire agreement between the parties hereto as to the transactions contemplated hereby and supersedes all prior discussions, understandings or agreements between the parties hereto.

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         14. Successors and Assigns.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         15. Governing Law. This Agreement and all other instruments referred to herein shall be governed by, and shall be construed according to, the laws of the State of Utah.

         16. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of the parties hereto appear on each counterpart hereof, and it shall be sufficient that the signature on behalf of each party hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

         Cherokee:                  CHEROKEE ASSOCIATES LLC


                                    By /s/ John P. Hill, Jr.
                                       -----------------------------
                                       John P. Hill, Jr.
                                       Its Manager


         Covol:                     COVOL TECHNOLOGIES, INC.

                                    By /s/ Steven G. Stewart
                                       -----------------------------
                                       Steven G. Stewart
                                       Its: Chief Financial Officer

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